Exhibit 10.1

PURCHASE AND SALE AGREEMENT

by and between

WV RECLAIM CO, LLC,

a West Virginia limited liability company

as Seller,

and

RANGE SKY VIEW LAND LLC,

an Ohio limited liability company

as Buyer,

Effective as of June 30, 2025

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of June 30, 2025 (the “Effective Date”), by and between WV RECLAIM CO., LLC, a West Virginia limited liability company (“Seller”), and RANGE SKY VIEW LAND LLC, an Ohio limited liability company (“Buyer”). Buyer and Seller may be collectively referred to herein as the “Parties” or each individually as a “Party”.

RECITALS

WHEREAS, Seller owns the following two (2) permits (“Winoc Permits”) associated with the Fola Mine located in Clay and Nicholas Counties, West Virginia (“Fola Mine”): (i) Winoc #1 “Franks Branch” Surface Mine (S-2004-94) and (ii) Winoc #2 “Laurel Fork” Surface Mine (S-2006-97);

WHEREAS, Buyer is a company focused on acquiring, reclaiming and repurposing the Fola Mine;

WHEREAS, Seller desires to sell and convey, and Buyer desires to acquire and assume, certain assets associated with the Fola Mine and Winoc Permits and certain related liabilities for the consideration and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements set forth herein, the benefits to be derived by each Party and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliates” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” (including, with its correlative meaning, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns fifty-one percent (51%) or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

“Agreement” has the meaning given in the Preamble.

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“Applicable Law” means any applicable statute, law (including any obligation arising under the common law), rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Body.

“Assumed Liabilities” has the meaning given in Section 2.3.

“Business Day” means any day other than Saturday or Sunday or a day on which banking institutions in Cleveland, Ohio are authorized by Applicable Law to close.

“Buyer” has the meaning given in the Preamble.

“Buyer Fundamental Reps” has the meaning given in Section 6.1.

“Buyer Indemnification Cap” has the meaning given in Section 6.3.

“Buyer Indemnified Parties” has the meaning given in Section 6.2.

“Buyer Maximum Cap” has the meaning given in Section 6.3.

“Closing” has the meaning given in Section 3.1.

“Closing Date” has the meaning given in Section 3.1.

“Coal Royalty Agreements” has the meaning given in Section 2.1(a).

“Consideration” has the meaning given in Section 3.2.

“Direct Claim” has the meaning given in Section 6.5.

“Effective Date” has the meaning given in the Preamble.

“Encumbrances” means any lien, pledge, mortgage, deed of trust, security interest, attachment, judgment, easement, right of way, servitude, covenant, encroachment, exception, reservation, lease, restriction, permit, condition, claim, charge, defect, hypothecation or irregularity, encumbrance or any other adverse claim or similar encumbrance whatsoever.

“Environmental Laws” means any Applicable Law relating to (i) the protection, preservation or conservation of the environment or natural resources, (ii) the protection of human health and safety as it pertains to exposure to Hazardous Materials, or (iii) the handling, use, presence, transport, disposal, treatment, storage, release, discharge or threatened release or discharge of any Hazardous Materials.

“Excluded Assets” has the meaning given in Section 2.2.

“Excluded Coal Royalty Agreements” has the meaning given in Section 2.2(a).

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“Fola Mine” has the meaning given in the Recitals.

“Governmental Body” means any (i) federal, state, local, municipal, or special purpose unit of government, (ii) governmental or quasi-governmental authority of any nature, including any governmental or regulatory agency, branch, department, public official, commission, board, court or other tribunal, or (iii) person or unit of government exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Hazardous Materials” means any chemical, pollutant, contaminant, substance, material or waste, whether naturally occurring or manmade, that (i) is identified, defined, characterized, listed, or otherwise regulated as hazardous, acutely hazardous, toxic, infectious, explosive, radioactive, carcinogenic, ignitable, corrosive, or reactive, or (ii) is otherwise subject to regulation under Environmental Laws or as to which Liabilities may be imposed under Environmental Laws. Hazardous Materials includes but is not limited to petroleum by-product, natural gas liquids, natural gas, liquefied natural gas, chlorinated solvents, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indemnitee” has the meaning given in Section 6.4.

“Indemnitor” has the meaning given in Section 6.4.

“Liabilities” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, and regardless of when asserted).

“Losses” means any loss, Liability, demand, judgment, claim, Action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable legal, consulting and other professional fees and expenses, and all amounts paid in investigation, defense, settlement or enforcement of any of the foregoing).

“Notice of Violation” means a written notice issued by any Governmental Body advising or alleging that Seller has violated any Applicable Law, including any Environmental Law.

“Party” or “Parties” has the meaning given in the Preamble.

“Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable, (ii) statutory landlord’s, mechanic’s, carrier’s workmen’s, repairmen’s liens or other similar Encumbrances arising or incurred in the ordinary course of business for amounts which are not yet due and payable, or (iii) Encumbrances arising from zoning ordinances which are not violated by the current use of permits.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Body.

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“Purchased Assets” has the meaning given in Section 2.1.

“Purchased Permits” has the meaning given in Section 2.1(b).

“Reclamation Liabilities” means all reclamation obligations and other related or similar obligations arising under any Governmental Body with respect to the Winoc Permits.

“Retained Liabilities” has the meaning given in Section 2.4.

“Seller” has the meaning given in the Preamble.

“Seller Fundamental Reps” has the meaning given in Section 6.1.

“Seller Indemnification Cap” has the meaning given in Section 6.2.

“Seller Indemnified Parties” has the meaning given in Section 6.3.

“Seller Maximum Cap” has the meaning given in Section 6.2.

“Taxes” means any foreign, federal, provincial, state, county, local or other income, sales, use, ad valorem, transfer, excise, franchise, real and personal property, unmined mineral, gross receipt, capital stock, production, business and occupation, registration, profits, license, lease, service, service use, disability, employment, unemployment, estimated, environmental, stamp, premium, real property gains, windfall profits, customs, payroll, severance or withholding tax or other tax, duty, fee, assessment or charge imposed by any Governmental Body, and any interest, additions or penalties related thereto.

“Winoc Permits” has the meaning given in the Recitals.

1.2. References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Articles, and Sections refer to the corresponding Exhibits, Schedules, Articles, and Sections of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Schedules, Articles or Sections are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement”, “herein”, “hereby”, “hereunder” and “hereof”, and words of similar import, refer to this Agreement as a whole and not to any particular Article or Section unless expressly so limited. The word “including” means including without limitation. Any conflict in real and personal property interests erroneously listed in schedules associated with “Purchased Assets” and “Excluded Assets” shall be deemed to be Excluded Assets under this Agreement.

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ARTICLE II

ASSET ACQUISITION

2.1. Asset Acquisition. Upon the terms and conditions of this Agreement, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase, free and clear of all Encumbrances (other than Permitted Encumbrances), all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible, located at the Fola Mine, other than the Excluded Assets (collectively, the “Purchased Assets”), including all of the following:

(a) All coal royalty and overriding royalty agreements, including any amounts due and owing to Seller thereunder, as identified on Schedule 2.1(a) (collectively, the “Coal Royalty Agreements”);

(b) Upon obtaining the requisite approvals of any applicable Governmental Body and to the extent transferrable, the Winoc Permits pertaining to the Fola Mine, as set forth on Schedule 2.1(b) (collectively, the “Purchased Permits”); and

(c) All accounts receivable, whether current or non-current, owed to Seller under the Coal Royalty Agreements;

2.2. Excluded Assets. Notwithstanding anything herein to the contrary contained herein, the Purchased Assets shall not include the following items (collectively, the “Excluded Assets”):

(a) Coal royalty agreements with third parties whereby coal is mined and sold by third parties, as identified on Schedule 2.2(a) (collectively, the “Excluded Coal Royalty Agreements”);

(b) All of Seller’s cash, cash equivalents, bank deposits, certificates of deposit and investment securities on hand or in Seller’s bank accounts;

(c) All of Seller’s stock record books and corporate and company record books containing minutes of meetings of directors and stockholders, and any other records that relate to Seller’s organization or stock capitalization;

(d) All of Seller’s tax returns and copies of records, including any and all rights of Seller to any recoveries or refunds in respect of Taxes of Seller;

(e) All of Seller’s right, title and interest in and to each reclamation bond, surety arrangement or letter of credit, as the case may be, posted by Seller in connection with the Winoc Permits; and

(f) Any assets or property not specifically included as a Purchased Asset in Section 2.1 and any assets or property not owned by Seller as of the Closing Date.

2.3. Liabilities to be Assumed by Buyer. Subject to the terms and conditions set forth herein, at Closing, Buyer shall assume, become obligated for, and hereby agrees to timely fulfill, perform, pay and discharge (or cause to be timely fulfilled, performed, paid or discharged), the following liabilities, and only the liabilities, of Seller (collectively, the “Assumed Liabilities”):

(a) Other than the Liabilities expressly retained by Seller pursuant to Section 2.4, all Reclamation Liabilities of any kind or character resulting from relating to, arising out of, or incurred in connection with the Purchased Assets, including the Purchased Permits, whether accruing or arising prior to, on or after the Closing Date.

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For clarification purposes, Buyer shall not assume any Liabilities of Seller other than the Assumed Liabilities.

2.4. Liabilities to be Retained by Seller. Seller shall assume, retain and over time discharge, as and when they become due and payable, all Liabilities other than the Assumed Liabilities (collectively, the “Retained Liabilities”), including, without limitation, the following:

(a) All trade accounts payable of Seller accruing or arising prior to, on or after the Closing Date;

(b) Other than contracts or agreements expressly assumed as Purchased Assets under Section 2.1, all Liabilities under contracts and agreements, of any kind or nature, whether current or non-current, contingent or actual, entered into by Seller prior to, on or after the Closing Date;

(c) All wages, taxes and other employee-related obligations of Seller accruing or arising prior to, on or after the Closing Date;

(d) All Liabilities associated with Notice of Violations written on the Purchased Permits issued before the Closing Date;

(e) All Taxes of Seller;

(f) All Liabilities, known or unknown, contingent or otherwise, of any kind or character, to the extent relating to, based upon, attributable to, or arising out of or in connection with the Excluded Assets, whether accruing or arising prior to, on or after the Closing Date; and

(g) All Liabilities, of any kind or nature, whether accruing or arising prior to, on or after the Closing Date, other than those expressly set forth as Assumed Liabilities in Section 2.3.

For clarification purposes, the Parties acknowledge that the inclusion of specific Liabilities in clauses (a) through (g) above is not intended in any way to limit the definition and description of Retained Liabilities in this Section 2.4.

ARTICLE III

CLOSING AND CONSIDERATION

3.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place concurrently with the execution of this Agreement. The Closing shall take place remotely pursuant to the electronic exchange of documents. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. For all purposes under this Agreement and all other documents to be delivered hereunder, all matters at Closing will be considered to take place simultaneously, no delivery of any document will be deemed complete until all transactions and deliveries of documents are completed, and the Closing will be deemed to have occurred as of 12:01AM Eastern Standard Time on the Closing Date, irrespective of the actual occurrence of the Closing at any particular time on the Closing Date.

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3.2. Consideration. At the Closing, the consideration for the transfer of the Purchased Assets is the assumption of the Assumed Liabilities (“Consideration”). For clarification purposes, Buyer shall not be required to pay any cash as part of the Consideration.

3.3. Seller’s Closing Deliverables. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) Assignment and Assumption Agreement for the Coal Royalty Agreements;

(b) Interim Permit Transfer Agreement for the Purchased Permits;

(c) Certificate, dated as of the Closing Date, of Seller’s President attesting to, and attaching thereto: (i) Seller’s Articles of Organization as in effect at the time of Closing, (ii) duly executed resolutions adopted by Seller’s President and equity owner authorizing the transactions contemplated herein, and stating that such resolutions have not been amended, modified, revoked or rescinded, and (iii) a good standing certificate with respect to the Seller issued by the Secretary of State of the State of West Virginia; and

(d) Such other documents or instruments as are required to be delivered by Seller at the Closing pursuant to the terms hereof or that Buyer reasonably requests prior to the Closing Date to effect the transactions contemplated hereby.

3.4. Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) Assignment and Assumption Agreement for the Coal Royalty Agreements;

(b) Interim Permit Transfer Agreement for the Purchased Permits;

(c) Certificate, dated as of the Closing Date, of Buyer’s Chief Executive Officer attesting to, and attaching thereto: (i) Buyer’s Articles of Organization as in effect at the time of Closing, (ii) duly executed resolutions adopted by the board of the Buyer’s sole member authorizing the transactions contemplated herein, and stating that such resolutions have not been amended, modified, revoked or rescinded, and (iii) a good standing certificate with respect to the Buyer issued by the Secretary of State of the State of Ohio; and

(d) Such other documents or instruments as are required to be delivered by Buyer at the Closing pursuant to the terms hereof or that Seller reasonably requests prior to the Closing Date to effect the transactions contemplated hereby.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that:

4.1. Organization. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of Seller’s state of organization.

4.2. Authority. Seller has the full power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and the other documents contemplated hereby to which Seller is a party and to perform its obligations hereunder and thereunder.

4.3. Authorization. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Seller is a party have been duly authorized by Seller and no act or other proceeding on the party of Seller is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and consummation of the transactions contemplated hereby or thereby.

4.4. Execution. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which Seller is a party, when executed and delivered by Seller, in accordance with the terms hereof and thereof, shall have been duly executed and delivered by Seller and shall each constitute a valid and binding obligation of Seller, enforceable in accordance with their respective terms and conditions.

4.5. No Conflicts. The execution, delivery and performance by Seller of this Agreement and the other agreements contemplated hereby do not and will not in any material respect violate, conflict with or result in a breach of any provision of the organizational documents, result in a violation or breach of any material contract of Seller, or violate or conflict with any Applicable Law.

4.6. Consents. Except as set forth in Schedule 4.6, there are no prohibitions on assignment or requirements to request or obtain consent from any third party that are required in connection with the consummation of the transactions contemplated by this Agreement by Seller. To the extent that there are any consents set forth in Schedule 4.6 that are not obtained prior to the Closing Date, then the Parties shall cooperate together in good faith to obtain such consents as promptly as practicable after the Closing.

4.7. No Actions. There are no Actions pending or, to the knowledge of Seller, threatened by or against Seller and affecting the Purchased Assets, at law or in equity. There are no Actions pending or, to the knowledge of Seller, threatened by or against Seller which challenge the validity or enforceability of this Agreement or seek to rescind the transactions contemplated hereby.

4.8. Brokers or Finders Fees. No broker, investment banker, financial advisory firm or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of Seller.

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4.9. Taxes. All Taxes due and owing by Seller have been, or will be, paid timely. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller. All tax returns required to be filed by Seller for any tax periods prior to Closing have been, or will be, timely filed. Such tax returns are, or will be, true, complete, and correct in all respects. There are no Encumbrances for taxes upon any of the Purchased Assets nor is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current taxes not yet due and payable).

4.10. Disclaimers. Except for the limited representations and warranties set forth in this Article IV, none of Seller or Seller Indemnified Parties makes any representations or warranties, express or implied, and Seller expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated to Buyer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

5.1. Organization. Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of Buyer’s state of organization.

5.2. Authority. Buyer has the full power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and the other documents contemplated hereby to which Buyer is a party and to perform its obligations hereunder and thereunder.

5.3. Authorization. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which Buyer is a party have been duly authorized by Buyer and no act or other proceeding on the party of Buyer is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and consummation of the transactions contemplated hereby or thereby.

5.4. Execution. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which Buyer is a party, when executed and delivered by Buyer, in accordance with the terms hereof and thereof, shall have been duly executed and delivered by Buyer and shall each constitute a valid and binding obligation of Buyer, enforceable in accordance with their respective terms and conditions.

5.5. No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby do not and will not in any material respect violate, conflict with or result in a breach of any provision of the organizational documents, result in a violation or breach of any material contract of Buyer, or violate or conflict with any Applicable Law.

5.6. Consents. Except as set forth in Schedule 5.6, there are no prohibitions on assignment or requirements to request or obtain consent from any third party that are required in connection with the consummation of the transactions contemplated by this Agreement by Buyer.

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5.7. No Actions. There are no Actions pending or, to the knowledge of Buyer, threatened by or against Buyer and affecting the Purchased Assets, at law or in equity. There are no Actions pending or, to the knowledge of Buyer, threatened by or against Buyer which challenge the validity or enforceability of this Agreement or seek to rescind the transactions contemplated hereby.

5.8. Brokers or Finders Fees. No broker, investment banker, financial advisory firm or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of Buyer.

5.9. Disclaimers. Except for the limited representations and warranties set forth in this Article V, none of Buyer or Buyer Indemnified Parties makes any representations or warranties, express or implied, and Buyer expressly disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated to Seller.

ARTICLE VI

REMEDIES AND INDEMNIFICATION

6.1. Survival Periods. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto, and the associated rights of indemnification with respect to Seller or Buyer, as the case may be, shall survive the Closing and terminate on the date which is the twenty-four (24) month anniversary of the Closing Date. Notwithstanding the foregoing, fundamental representations made by Seller in Section 4.1 through Section 4.6 (“Seller Fundamental Reps”), and fundamental representations made by Buyer in Section 5.1 through Section 5.6 (“Buyer Fundamental Reps”), shall survive indefinitely.

6.2. Indemnification by Seller. Subject to the limitations of this Article VI, from and after the Closing, Seller shall indemnify Buyer, its Affiliates and their respective stockholders, members, officers, managers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Buyer Indemnified Parties”) and hold them harmless against the following:

(a) Any Losses arising out of any breach by Seller of any representation or warranty made by Seller in Article IV of this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

(b) Any losses arising out of any breach by Seller of any covenant or agreement made by Seller in this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

(c) Any Losses arising out of any assets that are Excluded Assets under this Agreement; or

(d) Any Losses arising out of any liabilities that are Retained Liabilities under this Agreement;

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provided, however, that the aggregate liability of Seller under this Section 6.2 shall not exceed $500,000 (the “Seller Indemnification Cap”) for breaches under Article IV other than breaches of Seller Fundamental Reps, and $1,000,000 (the “Seller Maximum Cap”) for breaches of Seller Fundamental Reps.

6.3. Indemnification by Buyer. Subject to the limitations of this Article VI, from and after the Closing, Buyer shall indemnify Seller, its Affiliates and their respective stockholders, members, officers, managers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the “Seller Indemnified Parties”) and hold them harmless against the following:

(a) Any Losses arising out of any breach by Buyer of any representation or warranty made by Buyer in Article V of this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

(b) Any losses arising out of any breach by Buyer of any covenant or agreement made by Buyer in this Agreement, or in any other related agreement entered into in connection with the transaction contemplated hereunder;

(c) Any Losses arising out of any assets that are Purchased Assets under this Agreement; or

(d) Any Losses arising out of any liabilities that are Assumed Liabilities under this Agreement;

provided, however, that the aggregate liability of Buyer under this Section 6.3 shall not exceed $500,000 (the “Buyer Indemnification Cap”) for breaches under Article V other than breaches of Buyer Fundamental Reps, and $1,000,000 (the “Buyer Maximum Cap”) for breaches of Buyer Fundamental Reps.

6.4. Defense of Third-Party Claims. In the event of a claim by a third party against any Buyer Indemnified Party or Seller Indemnified Party, such Buyer Indemnified Party or Seller Indemnified Party (an “Indemnitee”), to the extent that it is seeking or making a claim for indemnification under this Article VI, shall notify (i) Buyer, if indemnity is sought from it or any Buyer Indemnified Party, or (ii) Seller, if indemnity is sought from it or any Seller Indemnified Party (the Party against whom the indemnification claim is asserted, as the case may be, the “Indemnitor”), of the claim in writing within fifteen (15) days after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it, describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided, that the failure to provide such notification hereunder shall not relieve the Indemnitor of its obligations hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee’s claim for indemnification or reimbursement at its own expense, and at its option, shall be entitled to assume the defense thereof by appointing a recognized and reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense.

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6.5. Direct Claims. Any claim by an Indemnitee on account of a Loss which does not result from a third-party claim described in Section 6.4 (a “Direct Claim”) shall be asserted by the Indemnitee giving the Indemnitor written notice (with reasonable detail included in such notice, from which Indemnitor may reasonably determine the veracity of the alleged Loss) within thirty (30) days of Indemnitee obtaining actual knowledge of such alleged Loss. The failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than the amount such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Such notice by the Indemnitee shall describe the Direct Claim, the amount thereof (if known and quantifiable) and the basis thereof. The Indemnitor shall have fifteen (15) days after its receipt of such notice to respond in writing to such Direct Claim. If the Indemnitor does not so respond within such fifteen (15) day period, or objects to the Direct Claim or otherwise fails or refuses to indemnify the Indemnitee with respect to the Direct Claim, then the Indemnitor shall be deemed to have rejected such claim, in which case the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Agreement.

6.6. Mitigation. In the event of any breach giving rise to an indemnification obligation under this Article VI, each Party agrees to use commercially reasonable efforts to mitigate any Loss, liability or damage which forms the basis of a claim hereunder or in connection with the transactions contemplated hereby, including responding to such claims or liabilities in the same manner as the applicable Party would respond to such claims or liabilities in the absence of the indemnification provisions of this Agreement.

6.7. Exclusive Remedy. The indemnification obligations set forth this Article VI shall be the sole and exclusive remedy for the recovery of Losses resulting from, relating to or arising out of this Agreement and the Schedules and Exhibits attached hereto.

ARTICLE VII

MISCELLANEOUS

7.1. Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived upon the written agreement of Seller and Buyer. No course of dealing between Seller and Buyer shall be deemed effective to modify, amend or discharge any part of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

7.2. Notices. All notices, requests, demands and other communications permitted or required to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) when sent by electronic mail, (iii) one Business Day after being sent by reputable overnight express courier, or (iv) three Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below:

Notices to Seller:

WV Reclaim Co, LLC

23811 Chagrin Boulevard, Suite 228

Beachwood, Ohio 44122

Attn: Barry Doyle, President

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Notices to Buyer:

Range Sky View Land, LLC

200 Park Avenue, Suite 400

Orange Village, Ohio 44122

Attn: Michael Cavanaugh, CEO

With a mandatory copy to (which shall not constitute notice):

UB Greensfelder LLP

1660 West 2nd Street, Suite 1100

Cleveland, Ohio 44113

Attn: Howard Groedel

7.3. Successors and Assigns. The Agreement and all of the rights, interests or obligations hereunder, by or on behalf of any of the Parties, shall bind and inure to the benefit of the respective heirs, successors and assigns of the Parties whether so expressed or not. Seller may assign its rights and obligations hereunder, in whole or in part, without the consent of Buyer, to an Affiliate of Seller. Buyer may assign its rights and obligations, in whole or in part, without the consent of Seller, to an Affiliate of Buyer or to a purchaser of the Buyer’s common stock or all or substantially all of Buyer’s assets, provided such purchaser would assume all material rights and obligations under this Agreement.

7.4. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.5. No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the Parties and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

7.6. Complete Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

7.7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Ohio without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

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7.8. Jurisdiction. Any legal suit, action or proceeding arising out of, based upon or relating to this Agreement shall be instituted in the federal courts of the United States of America or the courts of the State of Ohio, in each case located in Cuyahoga County, Ohio, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document in accordance with Section 7.2 shall be effective service of process for any suit, action or proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in sch courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREUNDER.

7.10. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached by a Party. Each Party expressly waives any requirement that the other Party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

7.11. Further Assurances. The Parties hereby agree that, at any time after the Closing Date, each Party will execute and deliver, or cause to be executed and delivered, such further instruments, documents, and assurances, and take such further actions as may be reasonably requested by the other Party to carry out the purposes and intent of this Agreement and all related agreements, instruments and documents contemplated herein.

7.12. Counterparts and Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any such counterpart, to the extend delivered in PDF format attached to electronic mail, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives as of the Effective Date.

SELLER:

WV RECLAIM CO, LLC,
a West Virginia limited liability company

By:
Name:	Barry T. Doyle
Its:	President

BUYER:

RANGE SKY VIEW LAND, LLC,
an Ohio limited liability company

By:
Name:	Michael R. Cavanaugh
Its:	Chief Executive Officer

Schedule 2.1(a)

Coal Royalty Agreements

1.	Contract Mining Agreement, dated as of May 8, 2025, by and among Coal-Mac, LLC, a Kentucky limited liability company (referred to therein as “Contractor”), WV Reclaim Co, LLC, an Ohio limited liability company (referred to therein as “Permittee”), and Range Sky View Land LLC, an Ohio limited liability company (referred to therein as “Owner”).

Schedule 2.1(b)

Purchased Permits

Schedule 2.2(a)

Excluded Coal Royalty Agreements

1.	Override Assignment, dated as of November 16, 2021, by and between Amvest LLC, a Virginia limited liability company (successor by merger to Peters Creek Mineral Services, Inc.), Amvest West Virginia Coal, LLC, a West Virginia limited liability company (successor by conversion to Braxton-Clay Land & Mineral, Inc.), Braxton-Clay Land & Mineral, LLC, a Virginia limited liability company (successor by conversion to Nicholas-Clay Land & Mineral, Inc.), and Terry Eagle Limited Partnership, a West Virginia limited partnership (all of the foregoing, therein referred to collectively as “Assignors”) and AppleAtcha Land, LLC, a Delaware limited liability company (referred to therein as “Assignee”).

Schedule 4.6

Seller Consents

1.	Consent from the Manager of Seller authorizing the transactions contemplated by the Purchase and Sale Agreement.

Schedule 5.6

Buyer Consents

1.	Consent of the Board of Range Impact, Inc., the sole member of Range Land, LLC, which in turn is the sole member of Buyer, authorizing the transactions contemplated by the Purchase and Sale Agreement.